Efficacy and Biodistribution of autologous, allogeneic, and xenogeneic adipose MSCs on osteoarthritis

Wen Wang, M.D., Ph.D., Meng Li, M.S., Xiaoteng Lv, M.S., Zhongwei Sun, Ph.D., Fei Wang, B.S., Li Zhang, B.S., and Richard Wang, Ph.D.

Cellular Biomedicine Group, 333 Guiping Road, Shanghai 200233, China; 19925 Stevens Creek Blvd, Suite 100, Cupertino CA 95014, USA

Email: maxwell.wang@cellbiomedgroup.com

Introduction

From pharmacological perspective, it is very important to investigate the pharmacokinetics (PK)/pharmacodynamics (PD) relationship of an active therapy. Although adipose mesenchymal stem cells (MSCs) is not a traditional drug and preclinical data generated from MSCs may not always be as instructive as for drug molecules, investigating the PK/PD of adipose MSCs is essential to understand the dosing, scheduling and mode of action (MOA) for the treatment of osteoarthritis (OA).

Methods

MSCs were isolated from different species of adipose tissue[1]. All animals received human care in compliance with the "Guide for Care of Laboratory Animals" formulated by the National Ministry of Science (2006). Autologous cells and stromal vascular fraction (SVF) were isolated only from sheep while allogeneic cells were divided from sheep and SD rats, respectively. Xenogeneic cells were come from human adipose. PRP was prepared by harvesting autologous blood from each animal before the induction of anaesthesia. OA were induced in big animals, including sheep and New Zealand white rabbits, by anterior cruciate ligament transaction (ACLT) and medial meniscectomy of right knee while in SD rats OA were induced by medial meniscectomy. For efficacy study, all animals were sacrificed at 12 weeks post injection. For biodistribution study, MSCs were labeled with superparamagnetic iron oxides (SPIO) or fluorescence dye. Magnetic resonance imaging (MRI), real-time PCR, macroscopic examination, histological analysis, fluorescence in situ hybridization (FISH) were used to investigate the cell fate.

Results

Efficacy of autologous, allogeneic, and xenogeneic adipose MSCs on OA


A
Normal
Blank
SVF
MSCs
B
Normal
Blank
PRP
MSCs
C
Normal
HA
MSCs
D
Autologous
Allogeneic
Xenogeneic
ICRS Score

Figure 1: A), B), C) Macroscopic evaluations of autologous, allogeneic, and xenogeneic $5x10^7$, $5x10^7$, $2.5x10^6$ MSC treatment compared with Stromal Vascular Fraction (SVF), Platelet-rich Plasma (PRP), Hyaluronic Acid (HA) in sheep, sheep, and rabbit models, respectively. D) ICRS (International Cartilage Research Society) scores demonstrated that in autologous group efficacy of MSCs is better than SVF while in allogeneic group MSC treatment exhibited better efficacy than PRP. In xenogeneic group, MSC increased ICRS scores compared with HA treatment.

Aim of this study

To determine whether intra-articular injection of autologous, allogeneic, and xenogeneic adipose MSCs repairs the eroded cartilage in OA big animal models, and investigate biodistribution of MSCs after intra-articular treatment for OA.

Autologous, allogeneic, and xenogeneic labeled adipose MSCs resided in knee Joint


A
Control
0 week
6 week
12 week
18 week
Sagittal
Transverse
B
Control
0 week
1 week
6 week
14 week
Sagittal
Transverse
C
0d
7d
14d
21d
28d
42d
49d
63d
70d
Non-surgery
Surgery
Fluorescence Efficiency x10^9

Figure 2: A) Signals of autologous $5x10^7$ adipose MSCs labeled with SPIO lasted 18 weeks in sheep knee joint while B) signals of allogeneic $5x10^7$ adipose MSCs labeled with SPIO lasted 14 weeks in sheep knee joint under T2* sequence by MRI. C) Xenogeneic 2.5×10^6 adipose MSCs labeled with florescent dye remained relatively stable in OA joints and became undetectable after 70 days of injection while in the healthy joints the signal diminished rather quickly at day 28.

Conclusions

1. **Autologous, allogeneic, and xenogeneic adipose MSCs all showed efficacies in OA big animal models.**
2. **Labeled signals of autologous, allogeneic, xenogeneic MSCs lasted 18, 14, and 10 weeks in vivo, respectively. Allogeneic and xenogeneic MSCs had no broad organ biodistribution.**
3. **Autologous, allogeneic, and xenogeneic adipose MSCs resided in OA knee joint.**

Allogeneic and xenogeneic adipose MSCs showed no broad organ biodistribution


A
Male Sry
Male and female rat DNAs mix in real time PCR
Percentages of male DNA were detected in the indicated organs at 49 days after injection
B
Human FOXP2
Human and rat DNAs mix in quantitative real time PCR
Percentages of human DNA were detected in the indicated organs at the time point indicated

Figure 3: In order to detect organ distribution, $2.5x10^6$ male allogeneic rat adipose MSCs, $2.5x10^6$ human adipose MSCs were injected into female SD rat OA knee joint. A) DNAs from male raMSCs were mixed with female genomic DNA in different concentrations to detect threshold (red). At the 49 days post injection, male DNAs were only found in OA knee joints. B) DNAs from haMSCs were mixed with rat genomic DNA in different concentrations to show the threshold (red). At the 14 days post injection, human DNAs were found in muscle and ligament of OA joints while at 70 days after injection, human DNAs were only found in meniscus. Allogeneic and xenogeneic cell signals were not found in heart, liver, spleen, lung, kidney, brain, and ovary.

Distribution of autologous, allogeneic, and xenogeneic adipose MSCs in OA knee joint


A
Meniscus
Prussian blue
Safranin-O /Fast Green
50μm
50μm
B
Prussian blue
Safranin-O /Fast Green
Prussian Blue
Safranin-O /Fast Green
Subchondral Bone
Meniscus
Confocal
Fluorescence in situ hybridization
Synovium
SPIO
CD68
DAPI
Merge
Synovium
Subchondral bone
Day 3
Day 21
Day 49
C
OA
Healthy
Negative
haMSC
haMSC
Anti-human mitochondria
Anti-human ki67
100μm
12.5μm

Figure 4: A) When labeled autologous sheep MSCs were injected, SPIO signals were found at meniscus. Prussian blue staining showed SPIO signals and Safranin-O and fast green staining demonstrated that the tissues were collagen I positive (green) fibrous cartilage. B) When labeled allogeneic raMSCs were injected, SPIO signals were found at subchondral bone and meniscus. At 3 days post injection confocal microscopy showed in synovium SPIO signals were not all swallowed by macrophages (CD68+). FISH using Y chromosome probe exhibited male raMSCs were found at synovium and subchondral bone. C) When human MSCs were injected, human mitochondria signals were detected in both meniscus and cartilage. Human cells undergoing proliferation were detected in the joint tissues.

References

1. Zuk PA, et al. Mol Biol Cell, 2002 13: 4279-95.
2. Bendele AM, J Musculoskel Neuron, 2001 1(4): 363-376.